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                                                                   Exhibit 23.02


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 23, 2002, (except as to the fifth paragraph of Note 1 and Note 21, as to which the date is August __, 2002), in the Registration Statement (Form S-1 No. 333-90150) and related Prospectus of Celerity Group, Inc. (formerly known as Kinetics Holdings Corporation) for the registration of its common stock.


                                                               Ernst & Young LLP

San Jose, California
August __, 2002

________________________________________________________________________________

The foregoing consent is in the form that will be signed upon execution of the Separation Agreement and related agreements as described in the fifth paragraph of Note 1 and Note 21 to the financial statements.



San Jose, California
July 16, 2002



                                                          /s/ Ernst & Young LLP